UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2013
Date of Report (Date of earliest event reported)

Rango Energy Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53253	20-8387017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 S. Zang Blvd., Suite 812 Dallas, TX	75208
(Address of principal executive offices)	(Zip Code)

(888) 224-6039
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01       Entry into a Material Definitive Agreement.

On July 15, 2013, the Board of Directors of Rango Energy Inc. (the "Company") ratified the Company's entry into an Investor Relations Consulting Agreement (the "Agreement") with MZHCI, LLC ("MZ-HCI") with an effective date of June 5, 2013, for an period of twelve months.

Pursuant to the Agreement, MZ-HCI will advise, counsel and inform designated officers and employees of Rango as it relates to financial markets and exchanges, competitors, business acquisitions and other aspects concerning the Company's business.

As compensation under the Agreement, Rango will pay MZ-HCI fees of $2,000 per month, which will accrue and be deferred until the Company is cash flow positive. Upon achieving positive cash flow, the full amount of deferred compensation will be due in full with payment due by the end of the triggering month. At that time, the monthly fee will increase to $7,000 per month for the remainder of the Agreement term. In addition, pursuant to the Agreement, Rango shall issue 750,000 shares of restricted common stock to MZ-HCI, with 375,000 shares to be issued within ten days of the initial Agreement date and an additional 375,000 shares at the six-month anniversary date of the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits
Exhibit No.	Description
10.1	Investor Relations Consulting Agreement between Rango Energy Inc. and MZHCI, LLC, dated June 5, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RANGO ENERGY INC.
DATE: July 18, 2013	/s/ Harpreet Sangha Harpreet Sangha President, CEO, Secretary and Chairman of Board of Directors

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